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                                                                   Exhibit 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statements of UGI Corporation on Form S-8 (File No. 33-47319), Form S-3 (File No. 33-78776), Form S-8 (File No. 33-61722) and Form S-8 (File No. 333-22305) of our report dated March 17, 1997 on our audits of the financial statements of the UGI Utilities, Inc. Savings Plan as of and for the years ended September 30, 1996 and 1995 which report is included in this Amendment No. 1 on Form 10K/A to UGI Corporation's Annual Report on Form 10-K for the year ended September 30, 1996.







COOPERS & LYBRAND L.L.P.




2400 Eleven Penn Center
Philadelphia, Pennsylvania
March 26, 1997